UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2007
MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction	Commission File Number	(IRS Employer Identification No.)
of incorporation)

125 West 55 th Street,
New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-23.1: CONSENT OF MCGLADREY & PULLEN LLP
EX-99.2: AUDITED FINANCIAL STATEMENTS
EX-99.3: UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 18, 2007, Macquarie Infrastructure Company LLC (“MIC” or the “Company”) filed a current report on Form 8-K (the “Original Form 8-K”) with respect to an agreement to amend the stock purchase agreement previously entered into with Allied Capital Corporation, Directional Aviation Group, LLC, David Moore and Kenneth Ricci for the acquisition of Mercury Air Centers, Inc. (“Mercury”). This current report on Form 8-K/A (this “Report”) amends and restates the Original Form 8-K in its entirety.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On June 12, 2007, Macquarie Infrastructure Company LLC (together with its subsidiaries, “MIC”), through a wholly-owned subsidiary, entered into an agreement to amend the stock purchase agreement previously entered into with Allied Capital Corporation, Directional Aviation Group, LLC, David Moore and Kenneth Ricci for the acquisition of Mercury Air Centers, Inc. (“Mercury”). This amendment reflects Mercury, through a wholly owned subsidiary, entering into an agreement to purchase 100% of the membership interests in SJJC Aviation Services, LLC (“SJJC”) from San Jose Jet Center Inc. (“Jet Center Inc”) and ACM Aviation Inc. (“ACM Inc”). The closing of the acquisition of SJJC by Mercury is conditioned on either MIC’s closing of its acquisition of Mercury or the termination of MIC’s acquisition of Mercury. In the event of a termination or failure to close the acquisition of Mercury by November 1, 2007, Mercury is obligated to assign to a wholly-owned subsidiary of MIC all of its rights and obligations under the SJJC agreement. As a result, MIC has effectively entered into an agreement to acquire SJJC.
SJJC, through its wholly owned subsidiaries, operates two fixed based operations (“FBOs”) at Mineta San Jose International Airport, CA. Together with the Mercury acquisition, MIC will acquire a total of 26 FBOs.
The total purchase price for the Mercury acquisition, including the acquisition of SJJC, has increased to $615.0 million, subject to working capital adjustments and including $36.9 million of transaction costs, integration costs and reserve funding. To partially finance the acquisition, a wholly-owned subsidiary of MIC entered into commitment letters with each of The Governor and Company of the Bank of Ireland and Bayerische Landesbank, New York Branch, respectively, providing for an aggregate of $272.0 million of bridge loan borrowings and $17.5 million in capital expenditure facilities. The facilities will be individually secured by all of the assets of Mercury and SJJC. Further, the SJJC facility is guaranteed by Macquarie FBO Holdings LLC, a wholly owned subsidiary of MIC. The key terms of the new bridge debt facilities are outlined in the table below:
Facility 1

Term	Detail and Comment
Borrower	Mercury
Facilities	▪ $192.0 million bridge term loan facility
▪ $12.5 million capital expenditure revolving facility
Interest rate	LIBOR plus 1.70%
Maturity	2 years from closing date
Guarantor	None

Facility 2

Term	Detail and Comment
Borrower	SJJC
Facilities	▪ $80.0 million bridge term loan facility
▪ $5.0 million capital expenditure revolving facility
Interest rate	LIBOR plus 1.70%
Maturity	2 years from closing date
Guarantor	Macquarie FBO Holdings LLC
MIC has entered into the following interest rate swaps to fix 100% of its interest exposure under the Mercury and SJJC bridge term loan facilities:

Amount	Start date	End date	Fixed rate
$144 million	Sep 28, 2007	Sep 28, 2009	4.9925%
$48 million	Sep 28, 2007	Sep 28, 2009	5.0175%
$80 million	Sep 28, 2007	Sep 30, 2009	5.4420%
MIC has entered into commitment letter with Macquarie Bank Limited providing for an increase in its revolving acquisition facility of $30 million to pay the remainder of the aggregate purchase price for both the Mercury and SJJC acquisitions and associated costs. The material terms of the revolving acquisition facility will remain the same except as follows:

Interest rate margin:	▪ For the first six months following close, 2% for LIBOR loans or 1% for base rate loans.

▪ Thereafter, 2.5% and 1.25% until the SJJC tranche is repaid.

▪ 1.25% and 0.25% following repayment of the SJJC tranche.

Debt Covenant	The Borrower and the Guarantor shall agree not to incur additional debt until SJJC tranche has been repaid or terminated.

Maximum Leverage Ratio	Increasing to a maximum of 6.8x for the quarters ending June 30, 2007 through maturity and reverting to 5.6x when SJJC tranche has been repaid or terminated.
The full terms of all the commitment letters referred to above are incorporated by reference to the commitment letters filed with this the Original Form 8-K.
MIC intends to conduct an equity offering, subject to market conditions and management’s discretion, which may be used to partially fund the Mercury and SJJC acquisitions in lieu of a drawdown of its revolving acquisition facility.
The purchase agreements contain various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the business that are subject to customary limitations. The amended agreement provides for escrows for a total amount of $22.0 million to cover indemnities. The SJJC purchase agreement also provides for a break fee payable by MIC of $10.0 million if MIC does not close the transaction following MIC’s public filing of financial information of SJJC, as well as a termination of the no material adverse change condition to closing.

Completion of the acquisitions are subject to regulatory and other approvals, including approvals of the relevant airport authorities, the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act and other customary closing conditions.
Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the Mercury and SJJC acquisitions and MIC expects to pay approximately $7.7 million in fees to MSUSA. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC’s Manager. Macquarie Bank Limited has provided commitments for the increase in MIC’s revolving acquisition facility.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
On June 18, 2007, MIC issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 to the Original Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is being furnished under this Current Report on Form 8-K. It is not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
a) Financial statements of business invested in.
The audited consolidated financial statements of SJJC for the year ended December 31, 2006 and the unaudited condensed consolidated financial statements of SJJC for the quarters ended March 31, 2007 and 2006, are attached as Exhibit 99.2 to this Report and are incorporated into this Item 9.01(a) by reference.
b) Pro forma financial information.
The unaudited pro forma condensed combined financial statements of the Company for the year ended December 31, 2006 and the quarter ended March 31, 2007 are attached as Exhibit 99.3 to this Report and are incorporated into this Item 9.01(b) by reference.
The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company, as filed with the Securities and Exchange Commission (“SEC”) in its Form 10-K filed March 1, 2007, the condensed consolidated financial statements and related notes thereto of the Company, as filed with the SEC in its Form 10-Q filed May 8, 2007 and in conjunction with the separate financial statements of SJJC and related notes thereto included as Exhibit 99.2 to this Report.
The unaudited pro forma condensed combined financial statements should not be considered indicative of actual results that would have been achieved had the acquisitions and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of operations and cash flows of the Company for any future date or period.
The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements.
(c) Exhibits

2.1 *	Amendment to Stock Purchase Agreement, dated June 12, 2007, between Macquarie FBO Holdings LLC, Mercury Air Centers, Inc. and Allied Capital Corporation as the Seller Representative.

2.2 *	Purchase Agreement, dated as of June 12, 2007, among MAC Acquisitions LLC, San Jose Jet Center, Inc., ACM Aviation Inc., certain beneficial owners of Jet Center Inc. and ACM Inc. named therein, SJJC Aviation Services, LLC, SJJC FBO Services, LLC, SJJC Airline Services, LLC, Jet Center Property Services, LLC, ACM Property Services, LLC and ACM Aviation, LLC.

2.3 *	Assignment and Assumption of San Jose Purchase Agreement, dated as of June 12, 2007, between MAC Acquisitions LLC and Macquarie FBO Holdings LLC.

10.1 *	Amended Commitment Letter [Mercury], dated June 12, 2007, between Macquarie Infrastructure Company Inc. and Bayerische Landesbank, New York Branch.

10.2 *	Commitment Letter [San Jose], dated June 12, 2007, between Macquarie Infrastructure Company Inc. and The Governor and Company of the Bank of Ireland.

10.3 *	Commitment Letter [MIC], dated May 18, 2007, between Macquarie Infrastructure Company Inc., Macquarie Infrastructure Company LLC and Macquarie Bank Limited.

23.1	Consent of McGladrey and Pullen LLP.
99.1 *	Press Release.

99.2	Audited Financial Statements of SJJC Aviation Services, LLC and Subsidiaries

99.3	Unaudited Pro Forma Condensed Combined Financial Statements

*	- Filed as exhibits to the Original Form 8-K, filed with the Securities and Exchange Commission on June 18, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date: June 25, 2007	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer